Class “A” Warrants

No. of Shares: ________

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TOOTIE PIE COMPANY, INC.

COMMON SHARE PURCHASE WARRANT

FOR VALUE RECEIVED, _________________ (the “Holder”), is entitled to purchase from Tootie Pie Company, Inc., a Nevada corporation (the “Company”), subject to the terms and conditions herein set forth, at any time before 5:00 p.m. Central Standard Time (CST) time on December 31, 2007, such date being referred to herein as the “Expiration Day”, _________ shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, par value $0.001 per share (the “Warrant Shares”), subject to adjustment of the number or kind of shares constituting the Warrant Shares as hereinafter provided.  The Holder is entitled to purchase the Warrant Shares for $0.50 per share, subject to adjustment as hereinafter provided (the “Exercise Price”), and is entitled also to exercise the other appurtenant rights, powers, and privileges hereinafter set forth.  The Company may lower the Exercise Price or extend the Expiration Day at its sole discretion.

ARTICLE 1

DEFINITIONS

For all purposes of this Warrant, unless the context otherwise requires, the following terms have the following meanings:

1.1

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, and, in the case of a Person who is a natural person, shall include any member of the immediate family of such Person or any trust for the benefit of said family members.

1.2   “Call Notice” means a written demand by the Company for the exercise of this Warrant in accordance with Section 5.1

1.3

“Common Stock” means the Company’s authorized common stock, par value $0.001 per share.

1.4

“Company” means Tootie Pie Company, Inc., a corporation organized and existing under the laws of the State of Nevada, and any successor corporation.

1.5

“Exercise Price” means the exercise price for the Warrant Shares established in accordance with Article 4.

1.6

“Expiration Date” means the earlier of a) December 31, 2007, or b) 10 days after a Call Notice is issued by the Company in accordance with Section 5.1.

1.7

“Market Price” (referred to in Section 4.3) in reference to the Common Stock means, in the event such stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (stock being so traded or reported being referred to herein as “Publicly Traded”), the average closing bid and asked price of such stock on the five (5) trading days immediately preceding the date as of which such value is to be determined, and in the event the Common Stock is not Publicly Traded, the value of such stock on a going-concern basis, as determined by the Board of Directors of the Company in good faith or, in the Company’s discretion, by an appraiser mutually agreeable to the Holder and to the Company, the determination of such appraiser to be final in the absence of fraud or bad faith.  As applicable to Warrants, Market Price shall mean the Market Price of the Common Stock subject to such Warrants minus the Exercise Price of such Warrants established in accordance with Article 4.

1.8

“Holder” means the holder of record of this Warrant as shown in the Company’s register for such purpose as described in Section 2.7 hereof.

1.9

“Person” means any natural person, sole proprietorship, general partnership, limited partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, private or governmental entity, or other party.

1.10

“Publicly Traded” has the meaning ascribed in Section 1.7.

1.11

“Trading Price” means the price at which the Company’s Common Shares trade, in any single transaction, subsequent to the execution of and prior to the Expiration Date of this Warrant, on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

1.11

“Warrant” means this Warrant and any warrants issued on or in substitution for this Warrant, including warrants issued in exchange for this Warrant pursuant to Article 2 hereof.

1.12

“Warrant Shares” means the shares of Common Stock or other securities acquired or to be acquired upon the exercise of the Warrant.

ARTICLE 2

EXERCISE OF WARRANT

2.1

Partial Exercise.  This Warrant may be exercised in whole or in part.  In the event of a partial exercise, the Company shall execute and deliver to the Holder (or to such other Person as shall be designated in the Subscription Notice) a new Warrant covering the unexercised portion of the Warrant Shares.

2.2

Procedure.  To exercise this Warrant, the Holder shall deliver to the Company at its principal office:

(a)

a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of the Holder’s election to exercise this Warrant;

(b)

a check payable to the Company in the amount of the Exercise Price; and

(c)

this Warrant.

The Company shall as promptly as practicable, and in any event within twenty (20) days after receipt of such notice, execute and deliver or cause to be executed and delivered one or more certificates representing the aggregate number of shares of Warrant Shares to which the Holder is entitled and, if this Warrant is exercised in part, a new Warrant as set forth in Section 2.1.

2.3

Name and Effective Date.  The stock certificate(s) so delivered shall be issued in the name of the Holder or such other name as shall be designated in the notice specified in Section 2.2.  Such certificate(s) shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of such shares as of the date the Company actually receives the notice and payment as specified in Section 2.2, subject to Article 3 hereof.

2.4

Expenses. The Company shall pay all expenses payable in connection with the preparation, issuance, and delivery of such stock certificate(s), except that the Holder shall pay any applicable stock transfer taxes.

2.5

Legal Requirements.  The Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid, and nonassessable.

2.6

No Fractional Shares.  The Company shall not issue a stock certificate representing any fraction of a share upon partial exercise by a Holder of such Holder’s rights hereunder.

2.7

Registration.  The Company will keep at its principal office a register that will provide for the registration and transfer of this Warrant.

ARTICLE 3

TRANSFER

3.1

Permitted Transfers.  This Warrant shall not be transferable to any other Person except with the written consent of the Company and subject to the limitations set forth in Section 3.2 hereof.

3.2.

Securities Laws.  Notwithstanding anything to the contrary in this Article 3, neither this Warrant nor the Warrant Shares shall be transferable unless:

(a)

either a registration statement under the Securities Act of 1933, as amended (the “Act”), is in effect covering this Warrant or the Warrant Shares, as the case may be, or the Company has received an opinion from Company counsel to the effect that such registration is not required; and

(b)

the transfer complies with any applicable state securities laws.

The Warrant Shares will bear a legend describing the restrictions on transfer set forth in this Section 3.2.  By acceptance of this Warrant, the Holder represents and warrants to the Company that this Warrant is acquired for the Holder’s own account, for investment and not with a view to distribution within the meaning of the Act and the Holder agrees that the Holder will not offer, distribute, sell, transfer or otherwise dispose of this Warrant or the Warrant Shares except as set forth herein.

3.3

Procedure.

The Holder may, subject to the limitations set forth in Section 3.1 and Section 3.2, in person or by duly authorized attorney, surrender the same for exchange at the principal office of the Company and, within a reasonable time thereafter receive in exchange therefor one or more duly executed Warrants each evidencing the right to receive one share of Common Stock of the Company or such other number of shares as may be designated by the Holder at the time of surrender.

The Company and any agent of the Company may treat the Person in whose name a Warrant is registered as the owner of the Warrant for all purposes hereunder, and neither the Company nor such agent shall be affected by notice to the contrary.  The Company covenants and agrees to take and cause to be taken all action necessary to effect such registrations, transfers and exchanges.

ARTICLE 4

EXERCISE PRICE AND ADJUSTMENTS

4.1

Exercise Price.  The Exercise Price for the Warrant Shares shall be $0.50 per share, subject to adjustment as described in this Article 4.

4.2

Stock Splits, Stock Dividends and Reverse Stock Splits.  If at any time the Company shall subdivide (by reclassification, by the issuance of a Common Stock dividend on Common Stock, or otherwise) its outstanding shares of Common Stock into a greater number, the number of shares of Common Stock that may be purchased hereunder shall be increased proportionately and the Exercise Price per share of Common Stock shall be decreased proportionately as of the effective date of such action.  The effective date of a stock dividend shall be the record date for such dividend.  Issuance of a Common Stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend.  If at any time the Company shall combine (by reclassification or otherwise) its outstanding number of shares of Common Stock into a lesser number, the number of shares of Common Stock that may be purchased hereunder shall be reduced proportionately and the Exercise Price per share of Common Stock shall be increased proportionately as of the effective date of such action.

4.3

Reorganization and Reclassification.  In case of any capital reorganization or any reclassification of the capital stock of the Company while this Warrant remains outstanding, the Holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the kind and number of shares of Common Stock comprising Warrant Shares that such Holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the kind and number of shares of stock of any class or classes or other securities or property for or into which such shares of Common Stock would have been exchanged, converted or reclassified if the Warrant Shares had been purchased by the Holder immediately before such reorganization or reclassification.  In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that all the provisions of this Warrant (including adjustment provisions)

shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

ARTICLE 5

CALL  FEATURE OF WARRANTS

5.1

Call Rights of the Company.   If at any time prior to the expiration of this warrant the Company’s common stock reaches a Trading Price equal to or greater than 1.5x the Exercise Price ($0.50 per share) for the Warrant Shares, or $0.75 per share, the Company has the right, until the Expiration Date, to demand in writing the exercise of this warrant by issuing a Call Notice.  Upon delivery of a Call Notice to the Holder in written form, the Holder will have 10 days in which to exercise all or a portion of this warrant in accordance with Section 2.2.  Should the Holder not exercise in accordance with Section 2.2 within 10 days of receipt of the written Call Notice, then any unexercised portion of this warrant and all of its terms and provisions will be deemed to have expired immediately.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company covenants and agrees that:

6.1

Reservation of Shares.  At all times, the Company will reserve and set apart and have, free from preemptive rights, a sufficient number of shares of authorized but unissued Common Stock or other securities, if applicable, to enable it at any time to fulfill all its obligations hereunder.

6.2

Adjustment of Par Value.  Before taking any action that would cause an adjustment reducing the Exercise Price per share below the then par value of the shares of Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Warrant Shares at such adjusted price.

ARTICLE 7

LIMITATION OF LIABILITY

No provision of this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as stockholders of the Company.  In the absence of affirmative action by the Holder to purchase shares of Common Stock in accordance with the terms of this Warrant, no provision hereof shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

ARTICLE 8

MISCELLANEOUS

9.1

Governing Law.  The rights of the parties arising under this Warrant shall be construed and enforced under the laws of the State of Texas without giving effect to any choice of law or conflict of law rules.

9.2

Notices.  Any notice or other communication required or permitted to be given or delivered pursuant to this Warrant shall be in writing and shall be deemed effective as of the date of receipt if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address in the United States of America for a party as shall be specified by like notice; provided, however, that notices of change of address shall be effective only upon receipt thereof):

(i)

to the Holder at the address set forth immediately below the Holder’s name on the signature pages to that certain Subscription Agreement dated as of _______, 2005 by and among the Company and the Buyers named therein.

(ii)

to the Company as follows:

Tootie Pie Company, Inc.

24165 IH 10 West, Ste. 217

PMB 240, San Antonio, TX  78257

Facsimile Number:  830-336-3842

Attention:  Chief Executive Officer

9.3

Severability.  If any provision of this Warrant shall be held invalid, such invalidity shall not affect any other provision of this Warrant that can be given effect without the invalid provision, and to this end, the provisions hereof are separable.

9.4

Headings.  The headings in this Warrant are for reference purposes only and shall not affect in any way the meaning of interpretation of this Warrant.

9.5

Amendment.  This Warrant cannot be amended or modified except by a written agreement executed by the Company and the Holder.

9.6

Assignment.  This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Warrant except to the extent explicitly permitted herein.

9.7

Entire Agreement.  This Warrant, together with its attachments, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by the officer named below.

Dated:  ______________, 2005.

TOOTIE PIE COMPANY, INC.

By:

Chief Executive Officer

SUBSCRIPTION NOTICE

The undersigned, the Holder of a Common Stock Purchase Warrant issued by Tootie Pie Company, Inc., hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor of ________________________ and requests that certificates for such shares (and any securities or the property issuable upon such exercise) be issued in the name of and delivered to _______________________________ whose address is ____________________________.

If said number of shares of Common Stock is less than the number of shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant representing the balance of the Warrant Shares be registered in the name of and issued and delivered to _________________whose address is_______________________________________________.

The undersigned hereby agrees to pay any transfer taxes on the transfer of all or any portion of the Warrant or Warrant Shares requested herein if the undersigned has requested stock certificate(s) to be registered in a name or names other than the name of the undersigned.

The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not with a view to distribution thereof and the certificate or certificates representing such Common Stock may bear a legend substantially as follows:  “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred except as provided in Article 3 of the Warrant to purchase Common Stock of Tootie Pie Company, Inc., a copy of which is on file at the principal office of Tootie Pie Company, Inc.”

Signature guaranteed:

Dated:  _________________